Exhibit 99.1

Arsia Therapeutics, Inc.

Financial Statements
For the Years Ended December 31, 2015 and 2014
and the nine months ended September 30, 2016
and 2015

The report accompanying these financial statements was issued by

BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

Arsia Therapeutics, Inc.

Financial Statements

For the Years Ended December 31, 2015 and 2014 and the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 is unaudited)

Arsia Therapeutics, Inc.

Table of Contents

Independent Auditor’s Report	3-4

Financial Statements

Balance Sheets as of September 30, 2016 (unaudited),
December 31, 2015, and December 31, 2014	5

Statements of Operations for the Years Ended December 31, 2015 and December 31, 2014
and the Nine Months Ended September 30, 2016 (unaudited)
and September 30, 2015 (unaudited)	6

Statements of Changes in Stockholder’s (Deficit) Equity for the
Years Ended December 31, 2015 and December 31, 2014 and
the Nine Months Ended September 30, 2016 (unaudited)	7

Statements of Cash Flows for the Years Ended December 31, 2015 and December 31, 2014
and the Nine Months Ended September 30, 2016 (unaudited) and
September 30, 2015 (unaudited)	8

Notes to Financial Statements	9-17

Tel: 732-750-0900 Fax: 732-750-1222 www.bdo.com	90 Woodbridge Center Dr., 4th Floor Woodbridge, NJ 07095-1163

Independent Auditor’s Report

Board of Directors

Arsia Therapeutics, Inc.

Cambridge, Massachusetts

We have audited the accompanying financial statements of Arsia Therapeutics, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholder’s (deficit) equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arsia Therapeutics, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the accompanying financial statements, the Company was sold on November 16, 2016.

/s/ BDO USA, LLP

February 1, 2017
Woodbridge, NJ

Arsia Therapeutics, Inc.

Balance Sheets

	September 30, 2016 (unaudited)	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash	$165,945	$143,772	$161,096
Accounts receivable	67,633	1,591,954	260,243
Prepaid expenses and other current assets	6,322	7,808	8,909
Total Current Assets	239,900	1,743,534	430,248

Property and equipment, net	152,715	82,994	63,156
Total Assets	$392,615	$1,826,528	$493,404
Liabilities and Stockholder’s (Deficit) Equity
Current Liabilities:
Accounts payable	$103,918	$21,672	$7,036
Accrued expenses	118,477	100,927	11,060
Deferred revenue	375,000	1,567,788	332,503
Total Current Liabilities	597,395	1,690,387	350,599
Stockholder’s (Deficit) Equity:
Common stock, par value $0.001 per share, 1,000 issued and outstanding at September 30, 2016 (unaudited), December 31, 2015 and 2014	1	1	1
Additional paid-in capital	3,011,410	2,921,691	1,996,707
Accumulated deficit	(3,216,191)	(2,785,551)	(1,853,903)
Total Stockholder’s (Deficit) Equity	(204,780)	136,141	142,805
Total Liabilities and Stockholder’s (Deficit) Equity	$392,615	$1,826,528	$493,404

See accompanying notes to financial statements.

Arsia Therapeutics, Inc.

Statements of Operations

Years Ended	Nine Months Ended September 30, 2016 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	December 31, 2015	December 31, 2014
Revenue	$1,494,887	$803,343	$889,715	$147,497
Operating expenses:
Research and development	1,074,104	971,605	1,314,150	453,909
General and administrative	851,423	361,979	507,213	778,620
Total operating expenses	1,925,527	1,333,584	1,821,363	1,232,529
Loss from operations	(430,640)	(530,241)	(931,648)	(1,085,032)
Income tax provision	—	—	—	—
Net loss	$(430,640)	$(530,241)	$(931,648)	$(1,085,032)

See accompanying notes to financial statements.

Arsia Therapeutics, Inc.

Statements of Changes in Stockholder’s (Deficit) Equity

					Total
	Common Stock		Additional Paid-In	Accumulated	Stockholder’s (Deficit)
	Shares	Amounts	Capital	Deficit	Equity
Balance, December 31, 2013	1,000	$1	$798,017	$(768,871)	$29,147
Net loss			—	(1,085,032)	(1,085,032)
Contribution			1,198,690	—	1,198,690
Balance, December 31, 2014	1,000	$1	$1,996,707	$(1,853,903)	$142,805
Net loss			—	(931,648)	(931,648)
Contribution			924,984	—	924,984
Balance, December 31, 2015	1,000	$1	$2,921,691	$(2,785,551)	$136,141
Net loss (unaudited)			—	(430,640)	(430,640)
Contribution (unaudited)			89,719	—	89,719
Balance, September 30, 2016 (unaudited)	1,000	$1	$3,011,410	$(3,216,191)	$(204,780)

See accompanying notes to financial statements.

Arsia Therapeutics, Inc.

Statements of Cash Flows

Years Ended	Nine Months Ended September 30, 2016 (unaudited)	Nine Months Ended September 30, 2015 (unaudited)	December 31, 2015	December 31, 2014
Cash flows from operating activities:
Net loss	$(430,640)	$(530,241)	$(931,648)	$(1,085,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	29,114	16,595	23,155	9,464
Changes in operating assets and liabilities:
Accounts receivable	1,524,321	198,643	(1,331,711)	(260,243)
Other assets	1,486	(2,159)	1,101	(8,909)
Accounts payable and other liabilities	99,797	62,375	104,505	18,096
Deferred revenue	(1,192,789)	(159,796)	1,235,283	332,502
Net cash provided by (used in) operating activities	31,289	(414,583)	(899,315)	(994,122)
Cash flows from investing activities:
Purchases of equipment	(98,835)	(37,333)	(42,993)	(72,620)
Net cash used in investing activities	(98,835)	(37,333)	(42,993)	(72,620)
Cash flows from financing activities:
Contribution from Arsia Therapeutics, LLC	89,719	424,984	924,984	1,198,690
Net cash provided by financing activities	89,719	424,984	924,984	1,198,690
Net increase (decrease) in cash	22,173	(26,932)	(17,324)	131,948
Cash, beginning of period	143,772	161,096	161,096	29,148
Cash, end of period	$165,945	$134,164	$143,772	$161,096
Supplemental Cash Flow information:
Income taxes paid	$—	$—	$—	$—
Interest paid	—	—	—	—

See accompanying notes to financial statements.

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended
September 30, 2016 and 2015 is unaudited)

1.                                      Business Overview

Arsia Therapeutics, Inc. (the “Company”) is a biopharmaceutical company incorporated April 11, 2013 as a Delaware corporation, with operations based in Cambridge, Massachusetts. The Company is a wholly owned subsidiary of Arsia Therapeutics, LLC. The Company has a novel drug delivery technology which produces high-concentration, low-viscosity pharmaceuticals, enabling biologics to be administered by subcutaneous injection.

During 2013, the Company formed and entered into Service Agreements with the following entities: Arsia-A, Inc., Arsia-E, Inc., Arsia-H, Inc. Arsia-R, Inc., Arsia-RI, Inc., and Arsia-T, Inc. These entities were formed to account for the different formulations in which services were performed and to track the value of each formulation at Arsia Therapeutics, Inc. During 2015, the Company decided to dissolve these entities and filed a Certificate of Dissolution with the Secretary of State of the State of Delaware in accordance with Section 275(d) of the Delaware General Corporation Law. The dissolution was authorized on May 29, 2015 for these entities.

As described in Note 10, the Company was sold to Eagle Pharmaceuticals, Inc. on November 16, 2016.

2.                                      Basis of Presentation

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The accompanying unaudited interim condensed financial statements have been prepared by the Company in conformity with U.S. GAAP. In the opinion of management, the accompanying unaudited financial statements include all adjustments, which include normal recurring adjustments, necessary to present fairly the Company’s interim financial information.

3.                                      Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Actual results could differ from those estimates.

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended
September 30, 2016 and 2015 is unaudited)

Cash

As of September 30, 2016 and December 31, 2015 and 2014, the Company had $165,945, $143,772 and $161,096 in cash, respectively, consisting of checking accounts held at a U.S. commercial bank. Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced losses related to these balances.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•                  Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•                  Level 2 - Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•                  Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Financial instruments consisting of cash, accounts receivable and accounts payable are stated at their respective historical carrying amounts, which approximate fair value due to their short term nature.

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended
September 30, 2016 and 2015 is unaudited)

Property and Equipment

Property and equipment are recorded at cost, and are depreciated when placed in service using the straight-line method based on their estimated useful lives as follows:

Asset Description	Estimated Useful Life (in Years)
Laboratory equipment	5
Computer equipment and software	3

The Company capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality.

Income Taxes

The Company accounts for income taxes under the asset and liability method as specified by ASC 740, Income Taxes. The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for operating loss and tax credit carry-forwards. The Company measures deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which the Company expects to recover or settle those temporary differences. The Company recognizes the effect of a change in tax rates on deferred tax assets and liabilities in the results of operations in the period that includes the enactment date. The Company reduces the measurement of a deferred tax asset, if necessary, by a valuation allowance if it is more likely than not that the Company will not realize some or all of the deferred tax asset. The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position only when, based upon technical merits, it is ‘‘more-likely-than-not’’ that the position will be sustained upon examination. Potential interest and penalties associated with unrecognized tax positions are recognized in income tax expense.

Revenue Recognition

The Company enters into agreements to perform research services related to its novel drug delivery technology and the counterparty’s drug compound. The arrangements typically provide for an upfront payment that is due within 30 days of executing the agreement and in some instances additional payments contingent upon the counterparty authorizing further research services or acceptance of the research report as required at the completion of the services. Revenue is recognized straight-line over the project term as this approximates the pattern that the research services are performed. Revenue recognized is limited to the amount received upon signing of the arrangement which is the amount that is not contingent upon the authorization of additional services or acceptance of the resulting report. Revenue related to additional services is recognized ratably over the period from authorization to completion. Revenue related to acceptance is recognized when final payment is received which approximates when acceptance was received.

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended
September 30, 2016 and 2015 is unaudited)

Four customers accounted for 59% and 91% of revenue for the years ended December 31, 2015 and 2014, respectively, one customer accounted for 75% of revenue for the nine months ended September 30, 2016, and four customers accounted for 62% of revenue for the nine months ended September 30, 2015. One customer accounted for 89% and 94% and three customers accounted for 81% of accounts receivable as of September 30, 2016, December 31, 2015 and 2014, respectively.

Research and Development

Research and development (“R&D”) costs, which include expenditures in connection with salaries and staff costs, laboratory supplies, facilities, consulting fees, and equipment repair and maintenance are accounted for in accordance with ASC Topic 730, Research and Development, (“ASC 730”). Also, as prescribed by this guidance, patent filing and maintenance expenses are considered legal in nature and therefore classified as general and administrative expense.

Also as prescribed by ASC 730, non-refundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. As the related goods are delivered or the services are performed, or when the goods or services are no longer expected to be provided, the deferred amounts are recognized as an expense.

Patent Costs

The Company expenses as incurred all costs, including legal expenses, associated with obtaining patents until the patented technology becomes feasible. All costs incurred after the patented technology is feasible will be capitalized as an intangible asset. As of September 30, 2016, no such costs had been capitalized. The Company has expensed $67,388 and $196,588 of patent costs within general and administrative expenses in the financial statements for the years ended December 31, 2015 and 2014, respectively and $373,789 and $7,388 for the nine months ended September 30 2016 and 2015, respectively.

Guarantees

The Company has identified the guarantees described below as disclosable, in accordance with ASC Topic 460, Guarantees.

As permitted under Delaware law, the Company indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make is unlimited.

The Company is a party to a number of agreements entered into in the ordinary course of business that contain typical provisions that obligate the Company to indemnify the other parties to such agreements upon the occurrence of certain events. Such indemnification obligations are usually in effect from the date of execution of the applicable agreement for a period equal to the applicable statute of limitations. The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain.

The Company leases office and laboratory space on a month to month basis with a 30 day notice period to terminate (Note 8). The Company has standard indemnification arrangements under this

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended
September 30, 2016 and 2015 is unaudited)

lease that require it to indemnify the landlord against all costs, expenses, fines, suits, claims, demands, liabilities, and actions directly resulting from any breach, violation, or non-performance of any covenant or condition of the Company’s lease.

As of September 30, 2016 and December 31, 2015, the Company had not experienced any losses related to these indemnification obligations, and no material claims with respect thereto were outstanding. The Company does not expect significant claims related to these indemnification obligations and, consequently, concluded that the fair value of these obligations is negligible, and no related reserves have been established.

4.                                      Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards update (ASU) No. 2014-09, “Revenue from Contracts with Customers” (ASU 2014-09). ASU 2014-09 represents a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled to receive in exchange for those goods or services. This ASU sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed. In August 2015, the FASB issued ASU No. 2015-14, “ Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date “, which deferred the effective date of ASU 2014-09 by one year, but permits entities to adopt one year earlier if they choose (i.e., the original effective date). As such, ASU 2014- 09 will be effective for annual and interim reporting periods beginning after December 15, 2018. In addition, during March 2016, April 2016, May 2016 and December 2016, the FASB issued ASU No. 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Consideration (Reporting Revenue Gross versus Net”, ASU No. 2016-10 “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”, ASU No. 2016-12 “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” and ASU No. 2016-20 “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers (Topic 606)”, respectively. These additional amendments clarified the revenue recognition guidance on reporting revenue as a principal versus agent, identifying performance obligations, accounting for intellectual property licenses and on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. The Company is currently evaluating the impact of this standard on the Company’s results of operations and financial position including possible transition alternatives.

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended

September 30, 2016 and 2015 is unaudited)

5.                                      Property and Equipment

Property and equipment consisted of the following (in thousands):

	Nine Months Ended September 30,	December 31,
	2016 (unaudited)	2015	2014
Laboratory equipment	$202	$103	$64
Computer equipment and software	12	12	8
	214	115	72
Less: Accumulated depreciation	(62)	(32)	(9)
	$152	$83	$63

6.                                      Investment

Common Stock

The Company is wholly owned by Arsia Therapeutics, LLC which makes periodic investments in the Company. Arsia Therapeutics, LLC has issued 6,751,667 profit sharing interests to certain employees of the Company. Pursuant to the arrangement distributions are only paid when authorized by the preferred unit holders of Arsia Therapeutics, LLC. Accordingly, compensation expense will be recognized when distributions are probable to be paid. No expense has been recognized in the years ended December 31, 2015 and 2014 and nine months ended September 30, 2016 and 2015. As of September 30, 2016 and December 31, 2015 and 2014, the cumulative investment in the Company was $3,011,411, $2,921,692 and $1,996,708, respectively.

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Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended

September 30, 2016 and 2015 is unaudited)

7.                                      Income Taxes

The Company provides for income taxes under ASC 740. Under ASC 740, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The significant components of the Company’s deferred tax assets are comprised of the following (in thousands):

Year Ended December 31,	2015	2014

Federal Net Operating Loss (“NOL”)	$365	$538
State Net Operating Loss (“NOL”)	55	82
Total Net Operating Loss Carryforward	420	620

Deferred Revenue	613	66
Federal and State Tax Credits	118	68
Other Items, Net	58	40
Gross Deferred Tax Asset	1,209	794

Valuation Allowance	(1,209)	(794)
Net Deferred Tax Asset	$—	$—

The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Based on the Company’s history of operating losses since inception, the Company has concluded that it is more likely than not that the benefit of its deferred tax assets will not be realized. Accordingly, the Company has provided a full valuation allowance for deferred tax assets as of September 30, 2016 and December 31, 2015 and 2014.

A reconciliation of income tax benefit computed at the statutory federal income tax rate to income taxes as reflected in the financial statements is as follows:

Year Ended December 31,	2015	2014

U.S. Statutory Income Tax Rate	(34.0)%	(34.0)%
State Income Taxes, net of Federal Benefit	(5.2)%	(5.2)%
Federal and State Tax Credits	(5.4)%	(2.9)%
Other Permanent Items	(0.1)%	(0.1)%
Valuation Allowance	44.7%	42.2%

Effective tax rate	0.0%	0.0%

As of December 31, 2015, the Company had U.S. federal and state net operating loss carryforwards of approximately $1,074,000 and $1,045,000, respectively. These tax losses may be

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended

September 30, 2016 and 2015 is unaudited)

available to offset future income tax liabilities and will begin to expire at various dates starting in December 2034.

Under the provisions of the Internal Revenue Code, the NOL and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code of 1986, respectively, as well as similar state tax provisions. This could limit the amount of tax attributes that the Company can utilize annually to offset future taxable income or tax liabilities. The amount of the annual limitation, if any, will be determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years.

The Company files income tax returns in the United States and various state jurisdictions. The federal and state income tax returns are generally subject to tax examinations for the years ended December 31, 2015 and 2014. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by the Internal Revenue Service or state tax authorities to the extent utilized in a future period.

The Company had no unrecognized tax benefits or related interest and penalties accrued through December 31, 2015.

8.                                      Commitments and Contingencies

Operating Leases

The Company leases laboratory and office space under operating lease agreements which may be terminated upon 30 days’ notice. Rent expense for the year ended December 31, 2015 and 2014 was approximately $186,000 and $177,000, respectively and for the nine month periods ended September 30, 2016 and 2015 was approximately $169,000 and $131,000, respectively.

9.                                      Related Party Transactions

In 2014, the Company entered into a sublease for space from another company that had a common investor with the Company. The rent expense in 2014 was $41,500. The Company also purchased lab supplies and equipment in 2014 for $38,225 from this company.

In 2015, the Company engaged a relative of an officer for website services. A total of $4,958 was expensed in the year-ended December 31, 2015 and the nine months ended September 30, 2015 and $2,642 was expensed in the nine months ended September 30, 2016 related to these services.

10.                               Subsequent Events

On November 16, 2016, Eagle Pharmaceuticals, Inc. completed its previously announced acquisition (the “Acquisition”) of Arsia Therapeutics, Inc. (“Arsia”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) with Arsia Therapeutics, LLC (the “Seller”), Arsia, Amy Schulman, as the Seller Representative, and each other holder of limited liability company interests of the Seller who executed a joinder

Arsia Therapeutics, Inc.

Notes to Financial Statements

For the years ended December 31, 2015 and 2014 and

the nine months ended September 30, 2016 and 2015

(Financial Information as of September 30, 2016 and for the nine months ended

September 30, 2016 and 2015 is unaudited)

thereto and became a party to the Purchase Agreement, dated November 10, 2016. Pursuant to the Purchase Agreement, Eagle purchased all of the outstanding capital stock of Arsia from the Seller.

Upon the closing of the Acquisition, Eagle paid (a) an amount equal to $27,209,270 in cash (subject to certain adjustments related to Arsia’s debt, transaction expenses and cash adjustments at closing) and (b) 40,200 unregistered shares of Eagle’s common stock. Pursuant to the Purchase Agreement, all of the recipients of Eagle’s common stock signed a lock-up agreement that, among other things, provides for a lock-up period of 12 months for all of the shares of Eagle common stock issued in connection with the closing or the Milestone Payments (as defined below). Eagle’s stock was distributed to the members of the Seller who was the sole owner of Arsia.

Eagle has also agreed to pay up to an additional $48 million to the Seller upon achievement of certain clinical, regulatory and development milestones (collectively, the “Milestone Payments”), subject to acceleration under certain circumstances described in the Purchase Agreement. The Milestone Payments will be in cash, shares of Eagle’s common stock, or a combination of both, at the election of the Seller or Seller Representative, as applicable. For purposes of paying the Milestone Payments, the shares of Eagle’s common stock will be valued based on the average of the closing sale prices per share of Eagle’s common stock as reported on The NASDAQ Stock Market (or other national exchange upon which the Eagle’s common stock is then listed) for the thirty (30) trading days prior to the date such milestone is achieved or consummated, as applicable, and the thirty (30) trading days including and following the date such milestone is achieved or consummated, as applicable.